UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2008

SCM Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Oskar-Messter-Str. 13, Ismaning, Germany,		85737
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	+49 89 95 95 5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2008, the Board of Directors (the “Board”) of SCM Microsystems, Inc. (“the Company”) elected Dr. Hans Liebler to fill a vacancy on the Board. Beginning June 1, 2008, Dr. Liebler will serve as a Class I director until the expiration of his term at the Company’s Annual Meeting of Stockholders in July 2008, at which time he will stand for re-election to the Board. Including Dr. Liebler, the Company’s Board now includes five non-employee directors and two employee directors.

Dr. Liebler has not been appointed to any subcommittees of the Board.

Dr. Liebler will be eligible for the same compensatory arrangements as each other non-employee member of our Board, including:

•	an annual retainer of $10,000;

•	meeting fees of $1,000 for each physical attendance at Board meetings;

•
reimbursement for all reasonable out-of pocket expenses incurred in the performance of duties as directors, which in practice is primarily related to travel expenses associated with Board or committee meetings or with committee assignments; and

•
option awards under the terms of the Company’s 2007 Stock Option Plan to purchase 10,000 shares of the Company’s common stock, vesting 1/12th per month over one year as a new member of the Board, and continuing members of the Board who have served for at least six months receive an annual option grant to purchase 5,000 shares of the Company’s common stock, vesting 1/12th per month over one year, awarded on each date of the Company’s Annual Meeting of Stockholders.

Since July 2006, Dr. Liebler has served as a partner of Lincoln Vale European Partners, an investment management company that he co-founded which is focused on strategic long-term investments in European small- and mid-cap companies, and which is currently the largest single stockholder of the Company. Currently, he also serves on the investment committee of Lincoln Vale. From September 2002 to July 2006, Dr. Liebler managed an investment fund he had conceived for Allianz AG, applying a private equity approach to European publicly listed companies. Previous to this, from September 1996 to September 2002, he worked as a management consultant for McKinsey & Company, initially in the company’s Madrid and New York offices and subsequently as co-leader of McKinsey’s German Corporate Finance practice. From 1993 to 1995, Dr. Liebler was an investment banker for S.G. Warburg in London. Since 1998, Dr. Liebler has also served as an adjunct professor at the European Business School in Germany. He holds a Master’s degree in Business Administration from the University of Munich in Germany and a Ph.D in Finance from the University of St. Gallen in Switzerland.

Item 9.01 Financial Statements and Exhibits.

A copy of the press release containing the announcement of Dr, Liebler’s appointment as a director of the Company is found in Exhibit 99.1 hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

April 28, 2008	By:	/s/ Stephan Rohaly
Name: Stephan Rohaly
Title: Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated April 28, 2008 announcing the appointment of Dr. Hans Liebler to the Board of SCM Microsystems, Inc.